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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

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                      Date of Report:  September 22, 1995



                             THE FINOVA GROUP INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       1-1101                  86-0695381
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                           1850 North Central Avenue
                                 P.O. Box 2209
                                Phoenix, Arizona
                    (Address of Principal Executive Offices)

                                   85002-2209
                                   (Zip Code)

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ITEM 5.           OTHER EVENTS

                  Effective September 14, 1995, the Board of Directors of The FINOVA Group Inc. (the "Company"), amended and restated the Company's existing Rights Agreement (the "Agreement") between the Company and Bank One, Arizona, NA, as Rights Agent (the "Rights Agent"). The amendments were adopted to update the Agreement to reflect an increase of the Purchase Price for the Preferred Stock (defined below) due to the increase in the market price of the Company's Common Shares (defined below) and to reflect current market practices. The more significant amendments to the Agreement are described below. The amended and restated Agreement sets forth the description and terms of the Rights (the "Rights") held by the holders of the Company's common stock, par value $.01 per share (the "Common Shares"), to purchase Series A Junior Participating Preferred Stock (the "Preferred Stock").

                  Section 1(c) of the Agreement was amended to provide that a Person engaged in business as an underwriter of securities will not be considered a beneficial owner of any securities acquired through such Person's good faith participation in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                 Section 7(b) of the Agreement was amended to provide that the Purchase Price for each one one-hundredth of a Preferred Stock purchasable pursuant to the exercise of a Right shall initially be $135.00.

                 Section 11(a)(ii) was amended to provide that no adjustment in the Purchase Price will be made for a person becoming an Acquiring Person if the event causing such Person to become an Acquiring Person is an acquisition of Common Shares pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the independent members of the Board of Directors, after receiving advice from one or more investment banking firms, to be (A) at a price which is fair to stockholders, taking all relevant factors into account and (B) otherwise in the best interests of the Company and its stockholders.

                 Section 13(b) was amended to provide that holders of Rights will not have the right to purchase Common Shares of a Person that merges or consolidates with the Company if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for





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all outstanding Common Shares which complies with the provisions of Section
11(a)(ii) hereof (or a wholly-owned subsidiary of any such Person or Persons),
(ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction, all the Rights shall expire.

                 Section 23(a) of the Agreement was amended to provide that the Company may, at its option, redeem the Rights at any time prior to the earlier of (i) the close of business on the fifteenth day following the Shares Acquisition Date or (ii) the Final Expiration Date. The Company, may at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything in the Agreement to the contrary, the Rights shall not be exercisable after a person becomes an Acquiring Person until they are no longer redeemable under Section 23(a).


ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

Exhibits:

4.1 Rights Agreement, dated as of February 15, 1992, as amended and restated as of September 14, 1995, between The FINOVA Group Inc. and Bank One, Arizona, NA, as Rights Agent, incorporated by reference from
         Exhibit 4.1 from the Company's Form 8-A/A dated September 22, 1995.





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                                   SIGNATURES

                 Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE FINOVA GROUP INC.


                                   By:  /s/ William J. Hallinan
                                        -----------------------
                                        Name:    William J. Hallinan
                                        Title:   Senior Vice President -
                                                 General Counsel and
                                                 Secretary

Date: September 22, 1995





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                                 EXHIBIT INDEX

Exhibit                                   Description
-------                                   -----------
4.1              Rights Agreement, dated as of February 15, 1992, as amended and restated as of September 14, 1995, between The FINOVA Group
                 Inc. and Bank One, Arizona, NA, as Rights Agent, incorporated by reference from Exhibit 4.1 from the Company's Form 8-A/A dated September 22, 1995.





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